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                                                                   EXHIBIT 10.31

                            FIFTH AMENDMENT TO LEASE

       This FIFTH AMENDMENT TO LEASE ("Fifth Amendment") is made as of September 14 ,1998 by and between IB BRELL, L.P., a Delaware limited partnership, having a mailing address at 4343 Van Karman Avenue. Newport Beach, California, as successor-in-interest to 495 Littleton Associates and Quebec Street Investments, Inc. ("LANDLORD") and XYPLEX, INC. a Massachusetts corporation, having a mailing address of 295 Foster Street, Littleton, Massachusetts, ("TENANT").

       REFERENCE is made to a certain lease, originally dated February 22, 1993 between 495 Littleton Associates as landlord (the "ORIGINAL LANDLORD") and Tenant, as amended by (a) that certain letter agreement dated as of March 1, 1993 between Original Landlord and Tenant (changing the date of the Lease from February 22, 1993 to March 2, 1993), (b) that certain letter agreement deed as of July 7, 1993 between Original, Landlord and Tenant, (c) that certain Third Amendment to lease dated June 29, 1995 by Connecticut General Life Insurance Company ("CG") and Tenant, and (d) that certain Fourth Amendment to Lease dated September 19, 1995 by CG and Tenant (collectively, the "LEASE") for premises ("PREMISES") consisting of 101,031 square feet of leaseable floor area located at 295 Foster Street, Littleton, Massachusetts;

       FURTHER REFERENCE is made to that certain Ratification Agreement dated as of July, 1997 by Quebec Street Investors, Inc. in favor of Landlord, pursuant to which Quebec Street Investors, Inc. ratified the amendments to the Lease as set forth above;

       WHEREAS, Landlord and Tenant desire to extend the term of the Lease and to modify the Lease in certain other respects as hereinafter set forth;

       WHEREAS, in consideration of Landlord's execution of this Fifth Amendment, Tenant has agreed to relinquish its rights (if any) which exist by virtue of Tenant's letter of March 20, 1998 in which Tenant stated that Tenant was exercising its extension option.

       WHEREAS, Tenant hereby certifies to Landlord, as a material part of the consideration for Landlord entering into this Amendment and without which Landlord would not enter into this Amendment, as follows:

       (a) the Lease is a valid lease, is in full force and effect, has not been modified, amended or supplemented except as set forth herein, and represents the entire agreement between the parties;

       (b) all obligations and conditions under the Lease to be performed by Landlord to the date of this Amendment have been satisfied;

       (c) there exists no default or event of default, as those or similar terms may be defined in the Lease ("DEFAULT"), on the part of Landlord of any of the terms and conditions of the Lease, no event has occurred which, with the passing of time or giving of notice or both, would constitute a Default, and Tenant is not entitled to any "free rent", other concession, rent offset, rent deduction, rent abatement or defenses under the Lease;

       (d) to Tenant's knowledge, there is no apparent or likely contamination of the Premises by Hazardous Materials, and Tenant has not used, nor has Tenant disposed of, Hazardous Materials on or about the Premises in violation of any so-called

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environmental laws. For purposes hereof, the term "HAZARDOUS MATERIALS" shall mean all chemical, materials, substances and similar terms defined as or included in the definitions of "hazardous substances", "hazardous wastes", "hazardous materials", or "toxic substances" or words of similar scope or meaning under any applicable local, state or federal law, as same may be amended from time to time, or under regulations pursuant thereto;

       (e) no actions, voluntary or involuntary, are pending, threatened, anticipated or contemplated against or by Tenant under the bankruptcy laws of the United States or any state thereof, or, to the extent same would impair Tenant's ability to perform its obligations under the Lease, as modified by this Amendment, under any other laws; and

       (f) Tenant has not assigned, sublet, otherwise transferred or encumbered its interest in the Premises or the Lease except as specifically set forth above, and Tenant and the party executing this Amendment on behalf of Tenant have the full right and authority to enter into this Amendment.

       WHEREAS, Landlord hereby certifies to Tenant, as a material part of the consideration for Tenant entering into this Amendment and without which Tenant would not enter into this Amendment, as follows:

       (a) all obligations and conditions under the Lease to be performed by Tenant to the date of this Amendment have been satisfied;

       (b) there exists no default or event of default, as those or similar terms may be defined in the Lease ("DEFAULT"), on the part of Tenant of any of the terms and conditions of the Lease, no event has occurred which, with the passing of time or giving of notice or both, would constitute a Default.

       NOW, THEREFORE, in consideration of Tenant's certification set forth above, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual promises hereinafter set forth, Landlord and Tenant agree to amend the Lease, effective as of the date hereof as follows:

1. The term of the Lease as set forth in Section 1.1 thereof is hereby extended for the period of October 1, 1998 through September 30, 2003, subject to earlier termination as provided in the Lease.

2. The Annual Fixed Rent as set forth in Section 1.1 of the Lease is hereby amended by adding the following thereto:

"ANNUAL FIXED RENT RATE:    The Annual Fixed Rent shall be (a) $1,060,825.50 for
                            the period commencing October 1, 1998 and ending
                            September 30, 2001; and (b) $1,086,083.25 for the
                            period commencing October 1, 2001 and ending on September 30,2003."

3. The Monthly Fixed Rent Rate as set forth in Section 1.1 of the Lease is hereby amended by adding the following thereto:

 "MONTHLY FIXED RENT RATE:  The Monthly Fixed Rent shall be (a) $88,402.13 for the period commencing October 1, 1998 and ending September 30, 2001; and (b) 90,506.94 for

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                            the period commencing October 1, 2001 and ending on
                            September 30, 2003."

4. The first sentence of Section 2.3 of the Lease is hereby amended to state as follows:

       "Tenant shall have the right to extend term of this Lease for one period of three years, such period to begin immediately upon the expiration of the current term of this Lease on September 30, 2003 and expiring on September 30, 2006 (the "EXTENDED TERM").

5. The third sentence of Section 2.3 of the Lease is hereby amended to delete the time period "six (6) months" appearing therein and to substitute the time period "twelve (12) months" in place thereof, such that Tenant's notice exercising its option for the extended term must be given to Landlord on or before September 30, 2002.

6. Section 6.2.1 of the Lease is hereby amended to provide as follows:

       Not to assign, transfer, mortgage or pledge this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed (as herein set forth), provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. In the event Tenant desires to assign this Lease or sublet, in any one instance, fifty (50%) percent or more of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so assign this lease or sublet the Premises and the proposed effective date of such subletting or assignment, and shall request in such notification that Landlord consent thereto. Tenant's request for Landlord's consent shall include the following documents and information ("TRANSFER INFORMATION"):
       (A) a copy of the fully executed agreement (which may be a fully executed and accepted letter of intent, assignment, sublease or comparable document) between Tenant and the proposed assignee or sublessee ("TRANSFEREE") setting forth all of the terms and conditions of the proposed transfer including, without limitation, (i) all financial terms including the consideration for or relating to the transfer; (ii) a description of any leasehold improvements which will be required including the estimated cost thereof and the party (Tenant or the transferee) which will be responsible therefor; (iii) the date on which the Premises or the applicable portion thereof is to be delivered to the transferee; and (iv) with respect to a sublease, the portion of the Premises which will be subleased and the term of the sublease; (b) financial statement(s) from the transferee and any guarantor which shall be issued and dated within six (6) months prior to Tenant's request for Landlord's consent (and, if such statement(s) are for a period ending prior to said six-month period then same shall be supplemented with monthly balance sheets through the applicable date) and shall set forth the financial worth of the proposed transferee, including net worth and


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       (c) reasonable information concerning the transferee's business including, without limitation, the nature of the business and the business experience of the principals thereof. Landlord may terminate this Lease in the case of a proposed assignment, or suspend this Lease protanto for the period and with respect to the space involved in the case of a proposed subletting, by giving written notice of termination or suspension to Tenant within fifteen (15) business days following receipt by Landlord of Tenant's request, and all of the Transfer Information, with such termination or suspension to be effective as of the transfer date set forth in Tenant's request for Landlord's consent which transfer date shall not be earlier than the date on which TENANT would have been required to deliver possession of the Premises or applicable portion thereof to the transferee provided that in no event shall the transfer date be later than six (6) months after the date of Tenant's request for Landlord's consent (even if Tenant would not have been required to deliver possession of the Premises or applicable portion thereof to the transferee until after the end of such six month period). If Landlord does not so terminate or suspend within fifteen (15) business day period, Landlord shall be deemed not to have terminated or suspended and Landlord's consent shall not be unreasonably withheld to an assignment or subletting during the term of this Lease, provided that the assignee or subtenant shall use the Premises only for the Permitted Uses. Under any circumstances, such consent shall be deemed granted if Landlord has not notified Tenant either (a) that Landlord is withholding consent and the reason therefor or (b) that Landlord has elected to terminate or suspend the Lease as provided above within the fifteen (15) business day period and such failure continues for an additional three (3) business days after Landlord's receipt of a reminder notice from Tenant, Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. No subletting or assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any subletting or assignment in a particular instance shall be deemed to be a waiver of the obligation to obtain the Landlord's written approval in the case of any other subletting or assignment. Notwithstanding anything to the contrary herein contained, but subject to the immediately preceding sentence of this Subsection 6.2.1, Tenant shall have the right, upon 30 days' prior written notice to Landlord and without Landlord's consent, to assign this Lease or sublet the premises to: (i) an affiliate of Tenant,
       (ii) a subsidiary of Tenant, or (iii) and entity resulting from the merger, consolidation or sale of all or substantially all of the assets of Tenant.

       In the event Tenant desires to sublet less than fifty (50%) percent of the Premises, Tenant shall notify Landlord in writing of Tenant's intent to so sublet such portion of the Premises and the proposed effective date of such subletting and shall request in such notification that Landlord consent thereto, and such request shall be accompanied by the Transfer Information. Landlord agrees that its consent to such proposed subletting shall not be unreasonably withheld or delayed. Under any circumstances, such consent shall be deemed granted if Landlord has not notified Tenant that Landlord is withholding consent and the reason therefor within the fifteen (15) business days after Landlord's receipt of

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       Tenant's written request and the Transfer information and such failure continues for an additional three (3) business days after Landlord's receipt of a reminder notice from Tenant. Tenant shall, as Additional Rent, reimburse Landlord promptly for Landlord's reasonable legal expenses incurred in connection with any request by Tenant for such consent. If for any sublease so consented to by Landlord hereunder Tenant receives rent or other consideration, either initially or over the term of the sublease, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, and after deduction for reasonable expenses of Tenant in connection with the assignment or sublease, Tenant shall pay to Landlord as additional rent fifty percent (50%) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

7. Landlord shall pay to Tenant the amount of $1.25 per leaseable square foot of the Premises ($126,288.75), which payment shall be made by Landlord to Tenant upon Landlord's receipt of Tenant's rent for October 1998.

8. Landlord acknowledges that Landlord is holding the Security Deposit, paid by Tenant pursuant to Section 4.4 of the Lease, in the amount of $36,145.87 plus interest thereon in the amount of $3,807.41 as of 7/29/98 (such that Landlord is holding $39,953.28 as of 7/29/98).

        All terms which are defined in the Lease shall have the same meanings when used in this Fifth Amendment (unless a contrary intent is clearly indicated from the context herein).

       The Lease is hereby ratified and confirmed and, as modified by this Fifth Amendment, shall remain in full force and effect.

       All references appearing in the Lease and in any related instruments shall be amended and read hereafter to be references to the Lease as amended by this Fifth Amendment.

       This Fifth Amendment shall have the effect of an agreement under seal and shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.


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       EXECUTED under seal as of the date first set forth above.

LANDLORD:
IB BRELL, L.P.,
a Delaware limited partnership

BY:   KB Investors V,
      a Delaware limited partnership,
      its General Partner

      By: KB Holdings, L.P., a California general partnership,
             its General Partner

          By:  Koll Investment Management, Inc.,
               a California corporation
               d/b/a K/B Realty Advisors, its General Partner

       By: /s/ [Signatured Illegible]
           ------------------------------

       Its: SENIOR VICE PRESIDENT
           ------------------------------



TENANT:
XYPLEX, INC.
By:  /s/ EDMUND GLAZER
     ------------------------------
     Name : Edmund Glazer
     Title: Chief Financial Officer
     hereunto duly authorized

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                                 LEASE GUARANTY

     FOR VALUE RECEIVED, and in consideration for, and as an inducement to IB BRELL, L.P. as Landlord to make the foregoing FIFTH AMENDMENT TO LEASE with XYPLEX, INC., as Tenant, the undersigned, MRV COMMUNICATIONS, INC., A DELAWARE CORPORATION with an address of 295 Foster Street, Littleton, Massachusetts (sometimes the "GUARANTOR"), being the holder of all of the stock of Tenant and, as a result, deriving a benefit from the execution of the Fifth Amendment to Lease, unconditionally guarantees the full performance and observance of all the covenants, conditions and agreements therein provided to be performed and observed by Tenant and Tenant's successors and assigns, and expressly agrees that the validity of this Guaranty and the obligations of the guarantor hereunder shall not be terminated, affected or impaired by reason of the granting by Landlord of any indulgences to Tenant or by reason of the assertion by Landlord against Tenant of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by the relief of Tenant from any of Tenant's obligations under said Lease by operation of law or otherwise (including without implied limitation, the rejection or assignment of the Lease in connection with proceedings under bankruptcy laws now or hereafter enacted), irrespective of Landlord's consent or other action or inaction with respect to such relief, the undersigned hereby waiving notice, protest, demand of the acceptance of this Guaranty all suretyship defenses and all defenses in the nature thereof.

     The undersigned further covenants and agrees that this Guaranty shall continue in full force and effect as to any renewal, modification or extension of the Lease, the exercise of any option including, without limitation, options to purchase, to extend, to expand or otherwise, whether or not the undersigned shall have received any notice thereof. The undersigned further agrees that the undersigned's liability under this Guaranty shall be primary, and that in any right of action which shall accrue to Landlord under said Lease, Landlord may, at Landlord's option, proceed against the undersigned and Tenant, jointly and severally, and may proceed against any or all of the undersigned without having commenced any action against or having obtained any judgment against Tenant. In addition to any other remedies Landlord may have against the undersigned and the obligation of the undersigned to Landlord, the undersigned shall reimburse Landlord for all costs incurred by Landlord in connection with the enforcement of this Guaranty or the Lease or a default under either including, without limitation, all costs of collection and reasonable attorneys' fees. No party liable under this Guaranty shall be entitled to rights of subrogation against any party or interest in the Lease before the full performance and observance of all covenants, conditions and agreements of the Lease.

     It is agreed that the failure of Landlord to insist in any one or more instances upon a strict performance or observance of any of the terms, provisions or covenants of the Lease or to exercise any right therein contained shall not be construed or deemed to be a waiver or relinquishment for any subsequent performance or observance of such term, provision, covenant or right, but the same shall continue and remain in full force and effect. Receipt by Landlord of rent with knowledge of the breach of any provision of the Lease shall not be deemed a waiver of such breach.

     No subletting, assignment or other transfer of the Lease, or any interest therein, shall operate to extinguish or diminish the liability of the undersigned guarantor under this Guaranty provided that (i) if Landlord exercises Landlord's right to terminate the Lease in the case of a proposed assignment as set forth in Section 6.2.1. then, except as set forth below, this Guaranty shall terminate as of the date on which the Lease terminates and Tenant surrenders possession of the Premises to Landlord in accordance with the terms of the Lease ("TERMINATION EFFECTIVE DATE"), and (ii) if Landlord


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exercises Landlord's right to suspend the Lease protanto for the period and with respect to the space involved in the case of a proposed subletting of 50% or more of the Premises as set forth in Section 6.2.1, then, except as set forth below, this Guarantee shall not apply to the portion of the Premises to which the suspension is applicable or to the Lease obligations for such portion of the Premises during the period from the date on which the protanto suspension commences and Tenant surrenders possession of the applicable portion of the Premises to Landlord ("SUSPENSION EFFECTIVE DATE"), until the date on which the protanto suspension ends and Landlord redelivers possession of the applicable portion of the Premises to Tenant (and thereupon the Guaranty once again shall be effective with respect to the applicable portion of the Premises and the related Lease obligations). Notwithstanding the foregoing, the Guaranty shall remain in full force and effect (a) with respect to any liability or Tenant or Guarantor arising before the Termination Effective Date and before the Suspension Effective Date, and (b) with respect to the portions of the Premises for which Landlord has not exercised Landlord's suspension rights and the Lease provisions relating to such portions of the Premises.

    Wherever reference is made to the liability of Tenant named in the Lease, such reference shall be deemed likewise to refer to the undersigned guarantor.

    It is further agreed that all of the terms and provisions hereof shall inure to the benefit of the respective successors and assigns of Landlord, and shall be binding upon the respective heirs, executors, administrators and assigns of the undersigned.

    WITNESS THE EXECUTION UNDER SEAL, WHEREOF, this 14th day of September, 1998.

                                             MRV COMMUNICATIONS, INC.

                                             By: /s/ EDMUND GLAZER
                                                 ------------------------------
                                             Its: Chief Financial Officer
                                                 ------------------------------
                                                  hereunto duly authorized



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